Exhibit 10.12

ROSETTA RESOURCES INC.

2005 LONG-TERM INCENTIVE PLAN

BONUS RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, made and entered into as of the      day of                     , 200  , by and between ROSETTA RESOURCES INC., a Delaware corporation (“Rosetta”), and                     , an employee, outside director or other service provider of Rosetta or one of its Affiliates (“Participant”).

WHEREAS, the Compensation Committee of Rosetta’s Board of Directors or such other committee designated by Rosetta’s Board of Directors (the “Committee”), acting under Rosetta’s 2005 Long-Term Incentive Plan (the “Plan”), has the authority to award restricted shares of Rosetta’s common stock, $0.001 par value per share (the “Common Stock”), to certain employees, directors or other individuals providing services to Rosetta or an Affiliate; and

WHEREAS, pursuant to the Plan, the Committee has determined to make such an award to Participant on the terms and conditions and subject to the restrictions set forth in the Plan and this Agreement, and Participant desires to accept such award;

NOW, THERFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Restricted Stock Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, Rosetta hereby awards to Participant, and Participant hereby accepts, a restricted stock award (the “Award”) of              shares (the “Restricted Shares”) of Common Stock. The Award is made effective as of the date of this Agreement (the “Effective Date”). A certificate representing the Restricted Shares shall be issued in the name of Participant (or, at the option of Rosetta, in the name of a nominee of Rosetta) as of the Effective Date and delivered to Participant on the Effective Date or as soon thereafter as practicable. Participant shall cause the certificate representing the Restricted Shares, upon receipt thereof by Participant, to be deposited, together with stock powers and any other instrument of transfer reasonably requested by Rosetta duly endorsed in blank, with Rosetta, to be held by Rosetta in escrow for Participant’s benefit until such time as the Restricted Shares represented by such certificate are either forfeited by Participant to Rosetta or the restrictions thereon terminate as set forth in this Agreement.

2. Vesting and Forfeiture.

(a) The Restricted Shares shall be subject to a restricted period (the “Restricted Period”) that shall commence on the Effective Date and shall end on the later to occur of (i) the day following the effective date of Rosetta’s initial registration statement under the Securities Act of 1933, as amended, with respect to Rosetta Common Stock, or (ii) the day following the expiration of any lock up or other restrictive agreement entered into by Participant with any underwriter in connection with such public offering, provided that Participant is in the continuous service of Rosetta or an Affiliate until and on such date. During the Restricted Period, the Restricted Shares shall be subject to being forfeited by Participant to Rosetta as provided in this Agreement, and Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of any of the Restricted Shares (the “Restrictions”), other than by will or pursuant to the applicable laws of descent and distribution. Following the removal of the Restrictions on any Restricted Shares, Rosetta shall deliver to Participant from escrow a certificate representing such Shares and Participant shall be free to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of such Restricted Shares, subject to applicable securities laws and the policies of Rosetta then in effect.

(b) Subject to the provisions of paragraph (c) of this Section, upon termination of Participant’s employment with Rosetta or any Affiliate, (i) Participant shall have no rights whatsoever in and to any of the Restricted Shares as to which the Restrictions have not by that time been removed pursuant to the foregoing paragraph, (ii) all of the Restricted Shares shall automatically revert to Rosetta at no cost and (iii) neither Participant nor any of his or her heirs, beneficiaries, executors, administrators or other personal representatives shall have any rights with respect thereto.

(c) The Corporate Change provisions in Article XIII of the Plan shall apply with respect to the Restricted Shares.

3. Rights as Shareholder. Subject to the provisions of this Agreement, upon the issuance of a certificate or certificates representing the Restricted Shares to Participant, Participant shall become the record and beneficial owner thereof for all purposes and shall have all rights as a stockholder, including without limitation voting rights and the right to receive dividends and distributions, with respect to the Restricted Shares. If and to the extent Rosetta shall effect a stock split, stock dividend or similar distribution with respect to the Common Stock, (i) the stock distributed pursuant thereto shall be held by Rosetta with respect to those Restricted Shares as to which the Restrictions have not yet been removed pursuant to Section 2; (ii) such additional stock shall enjoy the privileges and be subject to the Restrictions applicable to the Restricted Shares; and (iii) Participant shall be entitled to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of such additional stock when the Restrictions on the Restricted Shares to which the distribution relates have been removed pursuant to Section 2.

4. Optional Issuance in Book-Entry Form. Notwithstanding the foregoing, at the option of Rosetta, any shares of Common Stock that under the terms of this Agreement are issuable in the form of a stock certificate may instead be issued in book-entry form.

5. Withholding Taxes.

(a) Participant may elect, within 30 days of the Effective Date and on notice to Rosetta, to realize income for federal income tax purposes equal to the fair market value of the Restricted Shares on the Effective Date. In such event, Participant shall make arrangements satisfactory to Rosetta or the appropriate Affiliate to pay in the calendar year that includes the Effective Date any federal, state or local taxes required to be withheld with respect to such shares.

(b) If no election is made by Participant pursuant to Section 5(a) hereof, then upon the termination of the Restrictions applicable hereunder to all or any portion of the Restricted Shares, Participant (or in the event of Participant’s death, the administrator or executor of Participant’s estate) will pay to Rosetta or the appropriate Affiliate, or make arrangements satisfactory to Rosetta or such Affiliate regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares with respect to which such Restrictions have terminated.

(c) Any provision of this Agreement to the contrary notwithstanding, if Participant does not satisfy his or her obligations under paragraphs (a) or (b) of this Section, Rosetta shall, to the extent permitted by law, have the right to deduct from any payments made under the Plan, regardless of the form of such payment, or from any other compensation payable to Participant, whether or not pursuant to this Agreement or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

6. Reclassification of Shares. In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination of shares or other change affecting the Common Stock, the Committee shall make such adjustments as it may deem appropriate with respect to the Shares. Any such adjustments made by the Committee shall be conclusive.

7. Effect on Employment. Nothing contained in this Agreement shall confer upon Participant the right to continue in the employment or service of Rosetta or any Affiliate, or affect any right which Rosetta or any Affiliate may have to terminate the employment or service of Participant. This Agreement does not constitute evidence of any agreement or understanding, express or implied, that Rosetta or any Affiliate will retain Participant as an Participant for any period of time or at any particular rate of compensation.

8. Investment Representations.

(a) The Shares are being received for Participant’s own account with the intent of holding them and without the intent of participating, directly or indirectly, in a distribution of such Shares and not with a view to, or for resale in connection with, any distribution of such Shares or any portion thereof.

(b) A legend may be placed on any certificate(s) or other document(s) delivered to Participant or substitute therefore indicating restrictions on transferability of the Shares pursuant to this Agreement or referring to any stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, NASDAQ or any other stock exchange or association upon which the common stock of Rosetta is then listed or quoted, any applicable federal or state securities laws, and any applicable corporate law, and any transfer agent of Rosetta shall be instructed to require compliance therewith.

9. Assignment. Rosetta may assign all or any portion of its rights and obligations under this Agreement. The Award, the Restricted Shares and the rights and obligations of Participant under this Agreement may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by Participant other than by will or the applicable laws of descent and distribution.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) Rosetta and its successors and assigns, and (ii) Participant and his or her heirs, devisees, executors, administrators and personal representatives.

11. Notices. All notices between the parties hereto shall be in writing and given in the manner provided in Section 15.7 of the Plan. Notices to Optionee shall be given to Optionee’s address as contained in Rosetta’s records. Notices to Rosetta shall be addressed to its General Counsel at the principal executive offices of Rosetta as set forth in Section 15.7 of the Plan.

12. Governing Law; Exclusive Forum; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law. The exclusive forum for any action concerning this Agreement or the transactions contemplated hereby shall be in a court of competent jurisdiction in Harris County, Texas, with respect to a state court, or the United States District Court for the Southern District of Texas, Houston Division, with respect to a federal court. PARTICIPANT HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF A COURT IN THE EXCLUSIVE FORUM AND WAIVES ANY RIGHT HE OR SHE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY THE COMPANY OR ANY OF ITS AFFILIATES TO FEDERAL COURT OF ANY SUCH ACTION HE OR SHE MAY BRING AGAINST IT IN STATE COURT.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Rosetta and Participant have executed this Agreement as of the date first written above.

ROSETTA RESOURCES INC.

By:
Name:
Title:

PARTICIPANT
Participant Signature
Participant Printed Name

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Rosetta Resources Inc. 2005 Long-Term Incentive Plan and the 2005 Restricted Stock Award Agreement dated as of                     , 2005 (the “Agreement”), the undersigned Participant hereby sells, assigns and transfers unto                     ,              shares of the Common Stock, $0.001 par value per share, of Rosetta Resources Inc., a Delaware corporation (“Rosetta”), standing in the undersigned’s name on the books of Rosetta and does hereby irrevocably constitute and appoint the Secretary of Rosetta as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of Rosetta. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:
PARTICIPANT:
Participant Signature
Participant Printed Name